Exhibit 10.1

THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT

This Third Amendment to Asset Purchase Agreement, dated as of June 2, 2008 (this “Third Amendment”), is by and between Hedwigs Las Vegas Top Tier, LLC, a Delaware limited liability company (“Purchaser”), and 155 East Tropicana, LLC, a Nevada limited liability company (“Seller”).

RECITALS

A.                                   Purchaser and Seller entered into that certain Asset Purchase Agreement dated April 30, 2007 (the “Agreement”).

B.                                     Purchaser and Seller entered into that certain First Amendment to Asset Purchase Agreement dated May 7, 2007 (the “First Amendment”).

C.                                     Purchase and Seller entered into that certain Second Amendment to Asset Purchase Agreement dated August 8, 2007 (the “Second Amendment”).

D.                                    As consideration for the First Amendment, Purchaser paid the sum of One Million dollars ($1,000,000) to Seller (the “Initial Payment”), which sum is a non-refundable earnest money deposit that was fully earned on the date of payment.

E.                                      As consideration for the Second Amendment, Purchaser paid to Seller (a) the sum of Five Hundred Thousand dollars ($500,000) (the “Second Payment”) and (b) the sum of One Million Five Hundred Thousand dollars ($1,500,000) (the “Third Payment”), which sums are non-refundable earnest money deposits that were fully earned on the dates of payment.

F.                                      Pursuant to the Second Amendment, on December 31, 2007, January 31, 2008, February 29, 2008, March 31, 2008 and April 30, 2008 Purchaser paid extension fees (the “Extension Fees”) of Five Hundred Thousand dollars ($500,000) each to Seller, which extended the Agreement to 5:00 p.m., PDT, on June 2, 2008.  The Extension Fees are non-refundable and were fully earned on the dates of payment.

G.                                     Purchaser and Seller desire to further amend the Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Recitals are true and correct and the parties hereby amend the Agreement as follows:

1.                                             Defined Terms.  Unless otherwise defined herein, all capitalized terms used in this Third Amendment shall have the meaning given such terms in the Agreement.  Unless the context otherwise indicates, all references herein to the Agreement shall include this Third Amendment.

2.                                            Consideration.  As consideration for this Third Amendment, Purchaser has or shall pay the sum of Five Hundred Thousand dollars ($500,000) (the “Fourth Payment”) to Seller in good funds by 5:00 p.m., PDT, on June 6, 2008, which shall be non-refundable and fully earned on the date of payment.

3.                                            Non-Refundable Deposits.  The Initial Payment, the Second Payment, the Third Payment, the Fourth Payment, the Extension Fees and any payment made pursuant to amended Section 4.15 as set forth in this Third Amendment are collectively referred to as the “Non-Refundable Deposits.”  If the Closing occurs, the Non-Refundable Deposits shall be applied to the Cash Purchase Price as set forth in amended Section 1.6 of the Agreement.

4.                                            Purchase Price.  Section 1.5 of the Agreement is deleted and replaced with the following:

The consideration of the sale and transfer of the Purchased Assets to Purchaser shall consist of the Cash Purchase Price and the assumption by Purchaser of the Assumed Liabilities.  The Cash Purchase Price shall be (i) Ninety-Eight Million dollars ($98,000,000) plus (ii) the cash amount of the Accrued Royalty, plus (iii) any obligations under any notes executed by Seller under the Lease Agreement (including accrued interest and penalties) and shall be subject to adjustment as provided in Section 1.8.

5.                                            Exclusivity.  Section 4.13 of the Agreement is deleted and replaced with the following:

Seller may directly or indirectly through any representative, employee or agent, solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the Interests or the assets of Seller (including any acquisition structured as a merger, consolidation, or share exchange) or authorize any person to do any of the foregoing.  Notwithstanding the foregoing, unless and until this Agreement is terminated in accordance with the provisions of ARTICLE VII, Seller shall not (i) provide non-public information of the Seller, with the exception of updated financial statements, to any such Person or (ii) enter into any agreement, binding or not, relating to the acquisition of all or substantially all of the Interests or the assets of Seller (including any acquisition structured as a merger, consolidation, or share exchange) with any such Person.

6.                                            Additional Deposits if Closing is Deferred.  Section 4.15 of the Agreement is deleted and replaced with the following:

If the Closing has not occurred on or before June 30, 2008 and this Agreement has not been terminated as provided in ARTICLE VII, Purchaser may, but shall not be required to, extend this Agreement until July 31, 2008 by paying to Seller before 5:00 p.m., PDT, on June 30, 2008 the sum of One Million dollars ($1,000,000) (the “July Payment”), which shall be non-refundable and fully earned on the date of payment.  If the Closing has not occurred on or before July 31, 2008 and this Agreement has not been terminated as provided in ARTICLE VII, Purchaser may, but shall not be required to, extend this Agreement until August 31, 2008 by paying to Seller before 5:00 p.m., PDT, on July 31, 2008 the sum of Two Million dollars ($2,000,000) (the “August Payment”), which shall be non-refundable and fully earned on the date of payment. Any payment made pursuant to this Section 4.15 shall be considered a Non-Refundable Deposit and as such shall be applied to the Cash Purchase Price if the Closing occurs, as set forth in Section 1.6 of this Agreement.

7.                                            Termination.  Section 7.1 of the Agreement is deleted and replaced with the following:

(a)                      This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

(i)                         by mutual written Consent of the Purchaser and the Seller;

(ii)                      by Purchaser at any time; or

(iii)                   by Seller or Purchaser if any court of competent jurisdiction or other Governmental Authority shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the Transactions, and such Order shall have become final and nonappealable;

(b)                     This Agreement shall be terminated and the Transactions shall be abandoned, whether or not Seller has made any filing in connection with the Transactions under the HSR Act:

(i)                         if the consideration provided for in this Third Amendment is not made within the time period provided in this Third Amendment;

(ii)                      if the Closing does not occur on or before June 30, 2008

and Seller is not then in material breach of any of its representations, warranties or covenants in this Agreement; provided, however, that this Agreement shall be extended until July 31, 2008 if Purchaser makes the July Payment as provided in Section 4.15;

(iii)                   if the Closing does not occur on or before July 31, 2008 and Seller is not then in material breach of any of its representations, warranties or covenants in this Agreement; provided, however, that this Agreement shall be extended until August 31, 2008 if Purchaser makes the August Payment as provided in Section 4.15; or

(iv)                  if the Closing does not occur on or before September 1, 2008.

(c)                      The party desiring to terminate this Agreement pursuant to this Article VII shall give written notice of such termination to the other party hereto.

8.                                            Inconsistencies; No Other Changes; No Default.  In the event of any inconsistency between the terms and provisions of this Third Amendment and the terms and provisions of the Agreement, the terms and provisions hereof shall control.  Purchaser and Seller agree that there are no other changes to the Agreement, and the Agreement, as amended hereby, remains in full force and effect.  Purchaser and Seller hereby acknowledge that, to their respective knowledge, the other party is not in default under the Agreement.

9.                                            Effectiveness.  This Third Amendment shall be effective upon mutual execution and delivery.

10.                                      Counterparts.  This Third Amendment may be executed in counterparts, each of which shall be fully effective as an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first above written.

HEDWIGS LAS VEGAS TOP TIER, LLC,
a Delaware limited liability company

By:	Hedwigs Las Vegas GP, LLC,
a Delaware limited liability company
Its Managing Member

By:	NTH Advisory Group, LLC
a California limited liability
company
Its managing member

	By:	/s/ Richard Bosworth
Name: Richard Bosworth
Title: Managing Member

155 EAST TROPICANA, LLC
a Nevada limited liability company

By:	/s/ Michael Hessling
Name: Michael Hessling
Title: President